Exhibit 99.1

UNITED STATES BANKRUPTCY COURT FOR THE
EASTERN DISTRICT OF PENNSYLVANIA

:
In re:	:
	:	Chapter 11
SKINNY NUTRITIONAL CORP.,	:
	:	Bankruptcy No. 13-13972 (JKF)
Debtor.	:
:

ORDER CONFIRMING PLAN

AND NOW, this 20th day of August, 2014, upon consideration of the First Amended Plan of Liquidation, dated July 10, 2014 [Docket No. 282] (the "Plan") (as modified therein and by paragraphs 1 through 2 of this Order, the "Plan").1 The Court, having considered the entire record before it in this case, the First Amended Disclosure Statement in support of the Plan (the "Disclosure Statement") and all documents submitted and arguments made in support of the confirmation of the Plan at the Confirmation Hearing on August 20, 2014, and after due deliberation thereon and sufficient cause having appearing therefor, makes the following findings of facts and conclusions of law:

A.          The Court has jurisdiction over this case pursuant to 28 U.S.C. §§157 and 1334. Venue is proper in this District pursuant to 28 U.S.C. §§1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. §157(b)(2).

B.           On May 20, 2014, the Debtor filed its Liquidating Chapter 11 Plan (the "Original Plan") and Disclosure Statement (the "Original Disclosure Statement").

C.           One Objection to approval of the Original Disclosure Statement (the "Objection") was filed by Lower Merion Township ("LMT").

1 All capitalized terms in this Order not otherwise defined shall have the meaning ascribed to them in the Plan, the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (as amended, the "Bankruptcy Code") and/or the Federal Rule of Bankruptcy Procedure (the "Rules").

D.         On July 10, 2014 the Debtor filed its First Amended Plan and First Amended Disclosure Statement.

E.          At the hearing on the Motion to Approve the Disclosure Statement, LMT withdrew its Objection based upon the filing of the Plan and Disclosure Statement.

F.          On July 11, 2014, this Court entered an Order approving the Disclosure Statement (the "July 11 Order") as containing adequate information to enable a hypothetical investor, typical of holders of Claims against or interests in the Debtor, to make an informed judgment about the Plan.

G.          On July 14, 2014, the Debtor served solicitation packages, including (i) the Plan; (ii) the Disclosure Statement; and (iii) the July 11 Order. Also, where required by the Plan, certain creditors received a Ballot to vote to accept or reject the Plan. Such notice was adequate and sufficient to notify all such Creditors, Interest Holders and parties in interest of the Confirmation hearing and the objection and voting deadlines as to the Plan, and such notice complied in all respects with the procedural Orders of this Court, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, including without limitation, Bankruptcy Rules 2002, 3018, 3019 and 9006, and the Local Rules and procedures of this Court, and otherwise satisfied the requirements of due process.

H.          The deadline to cast a ballot accepting or rejecting the Plan was August 11, 2014 with the exception of the Class 3 claimant, United Capital Funding Corp., who was granted an extension to cast its ballot until after the Debtor filed an agreed upon pre-confirmation Plan modification.

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I.            On or about August 18, 2014, the Debtor filed limited modifications to the Plan pursuant to Federal Rule of Bankruptcy Procedure 3019, which modifications are reflected in paragraphs 1 and 2 of this Order.

J.            Holders of Class 5 interests are not entitled to receive or retain any property on account of their interests under the Plan and are conclusively deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Accordingly, holders of Class 5 interests were not entitled to vote.

K.           Holders of Classes 1, 2, 3 and 4 Claims are impaired under the Plan, and were therefore entitled to vote on the Plan.

L.            Ballots accepting the Plan have been timely received from holders of more than two-third in dollar amount and more than one-half in number of the Claims voting in Classes 1, 3 and 4 which voted on the Plan. On August 19, 2014, the Debtor filed its Amended Report of Plan Voting.

M.         The deadline for filing objections to confirmation of the Plan was August 11, 2014 and no objections to the Plan were filed.

N.          On August 20, 2014, this Court held the Confirmation Hearing.

O.          The Plan complies with the applicable provisions of the Bankruptcy Code, including, without limitation, §§ 1122, 1123 and 1129 of the Bankruptcy Code.

P.           The Debtor has solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of Chapter 11 of the Bankruptcy Code.

Q.           The Plan has been proposed in good faith and not by any means forbidden by law.

R.           Three classes of claims that are impaired under the Plan have accepted the Plan, not including acceptance of the Plan by any insiders.

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S.            The Plan does not discriminate unfairly and is fair and equitable, with respect to each class of Claims or Interests that is impaired under the Plan.

T.            The modifications to the Plan contained in Paragraphs 1 through 2 herein constitute minor modifications and require no additional disclosure or re-solicitation of votes on the Plan.

NOW, THEREFORE, it is hereby ORDERED, ADJUDGED and DECREED as follows:

1.            The Plan is modified by adding the following language, as indicated in italics, to Article VIII, § 8.2 of the Plan as follows:

8.2         Exculpation and Release of Debtor, Professionals, and Officers. Except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor, and its respective attorneys, accountants, financial advisors, agents and other professionals, and its officers, directors and employees, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due in any manner arising between the Petition Date and the Effective Date and related to the administration of the Chapter 11 Case or the formulation, negotiations, prosecution or implementation of this Plan, shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of this Plan. Notwithstanding the foregoing, nothing in this section 8.2 or otherwise in this Plan shall release any claim or cause of action of United Capital Funding Corporation against the Debtor's principal, Michael Salaman, or any other obligor to United Capital Funding Corporation.

2.            The Plan is modified by adding the following language, as indicated in italics, to Article VIII, § 8.3 as follows:

8.3          Injunction Enjoining Holders of Claims Against the Debtor. This Plan is the sole means for resolving, paying or otherwise dealing with Claims and Interests. To that end, except as expressly provided herein, at all times on and after the Effective Date, through and including the date of entry of a Final Decree closing the Chapter 11 Case, all Persons who have been, are, or may be holders of Claims against or Interests in the Debtor arising prior to the Effective Date, shall be enjoined from taking any of the following actions against or affecting the Liquidating Trustee, the Debtor, the Liquidating Trust, its estates, or its property, including the Assets, with respect to such Claims or Interests other than actions brought to enforce any rights or obligations under this Plan:

              (a)            commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtor, its Estates, the Liquidating Trust or its property (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date);

               (b)            enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order against the Debtor, its estate, the Liquidating Trust or its Assets;

               (c)            creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtor, its estate, the Liquidating Trust or its Assets;

               (d)            asserting any right or subrogation, or recoupment of any kind, directly or indirectly against any obligation due to the Debtor, its estate, the Liquidating Trust or its Asset; and

               (e)            proceeding in any manner in any place whatsoever against the Debtor, its estate, or its Assets that does not conform to or comply with the provisions of this Plan.

Notwithstanding the foregoing, nothing in this section 8.3 or otherwise in this Plan shall enjoin any claim or cause of action of United Capital Funding Corporation against the Debtor's principal, Michael Salaman, or any other obligor to United Capital Funding Corporation.

3.          The Plan is hereby confirmed pursuant to Section 1129(b) of the Bankruptcy Code and approved in all respects.

4.           The modifications contained in paragraphs 1 and 2 above are deemed accepted by all creditors who have previously accepted the Plan, as permitted by Rule 3019

5.           Pursuant to section 4.6 of the Plan, the Debtor shall appoint Michael H. Kaliner as Liquidating Trustee under the terms set forth in the Plan, and the Liquidating Trustee shall be bonded for all payments under the Plan in an amount sufficient to cover any funds held by the Liquidating Trustee, with the cost of such bond to be borne solely by the Debtor's estate.

6.            Except as set forth specifically in the Plan or in this Order any and all executory contracts and unexpired leases which have not been assumed or rejected are hereby rejected and the Plan shall constitute a motion to reject such contracts or leases.

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7.           In accordance with Bankruptcy Rules 2002 and 3020(c), within five Business Days of the entry of the Confirmation Order, the Debtor shall serve a copy of the Confirmation Order by first-class, postage prepaid U.S. mail to: (a) the United States Trustee; (b) all holders of Claims and Interests; (c) the Securities and Exchange Commission; and (d) all other parties-in-interest.

BY THE COURT:

/s/ K.FitzSimon
Honorable Jean K. FitzSimon
United States Bankruptcy Judge

cc: Attached Service List

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SERVICE LIST

Edmond M. George, Esquire

Michael D. Vagnoni, Esquire

Obermayer Rebmann Maxwell & Hippel Llp

One Penn Center, 191h Floor

1617 John F. Kennedy Boulevard

Philadelphia, PA 19103

George M, Conway, Esquire
Office of the United States Trustee
833 Chestnut Street, Suite 500
Philadelphia, PA 19107

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